UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2004

USA BROADBAND, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29433	84-1592698
(State or jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Incorporation)

10012 Norwalk Blvd Ste 150
Santa Fe Springs, Ca 90670
(562) 941-5957

ITEM 5.  Other Events and Regulation FD Disclosure

On March 30, 2004, GateWave LLC, a Colorado limited liability company (“GateWave”), purchased substantially all of the assets of USA Broadband, Inc. (the “Company”) at a public foreclosure sale pursuant to Article 9 of the Uniform Commercial Code.

On April 12, 2004, the Company’s wholly owned subsidiary, Cable Concepts, Inc (“Subsidiary”) received a Notice of Status Conference (the “Notice”) scheduled for May 4, 2004, from the United States Bankruptcy Court - Central District of California.  The Notice indicates that an involuntary bankruptcy petition was filed by three of the Subsidiary’s creditors on March 29, 2004.

GateWave and the creditors who filed the involuntary bankruptcy petition with respect to the Subsidiary are currently involved in litigation to determine whether GateWave’s purchase of the Company’s assets on March 30, 2004, was effective or if the Company’s assets will be subject to the involuntary bankruptcy petition filed on March 29, 2004.  Upon the resolution of the litigation between GateWave and the creditors, the Company will no longer own or control these assets.  In the meantime, any cash generated from the assets will not be available to the Company to pay its operating expenses.

Therefore, regardless of whether GateWave or the creditors prevails in the litigation, the Company will not have any operations and its sole remaining asset will be its interest in litigation pending in California and Delaware against Carlos Bustamante, Richard Lubic, Dick Clark, Martin Weisberg, dick clark international cable ventures, ltd., Las Americas Broadband, Inc. and Cable California S.A. de C.V. (the “Litigation”).  In the past, GateWave has supplied the Company with limited funds to be used exclusively to pursue the Litigation.  There is no assurance that GateWave will continue to support the Company in pursuing the Litigation and, without GateWave’s assistance or the assistance of another party, the Company would not have sufficient economic means to support the pursuit of its claims unless it is able to make alternative economic arrangements with its counsel.  There is no assurance that the Company will be able to make such alternative arrangement.

The Company’s remaining directors, Jon Eric Landry, Russell Myers and Ronald Spears, have tendered their respective resignations from the Company’s board of directors on April 15, 2004.  The resignations become effective on the date that the litigation between GateWave and the creditors is resolved as the Company will have no further operations.  The Company’s interim CEO and CFO, Bhasu Panchal, resigned on April 8, 2004.  Upon resolution of the litigation between GateWave and the creditors, the Company will not have any officers or directors.

As the Company does not have any available cash or current operations through which cash may be generated and used by the Company, the Company cannot continue to pay for professional services, including legal and accounting services, necessary to comply with its periodic reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Further, the Company will not have any officers or directors to prepare or oversee the preparation of such periodic reports.  Therefore, the Company does not intend to continue filing periodic reports under the Exchange Act.  If, however, material events occur in connection with the Litigation, the Company will endeavor to report such events to its stockholders in a reasonably practical manner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA BROADBAND, INC.
By: /s/ Jon Eric Landry
Its: Director
April 15, 2004